Exhibit 10.2

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT (the “Agreement”), dated as of February 24, 2012, by and among EXACTECH, INC., a Florida corporation (“Borrower”), each of the subsidiaries of Borrower listed on Schedule I hereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) and SUNTRUST BANK, as administrative agent (the “Administrative Agent”) for the several banks and other financial institutions (the “Lenders”) from time to time party to the Revolving Credit and Term Loan Agreement , dated as of the date hereof, by and among Borrower, the Lenders, Administrative Agent, and SunTrust Bank, as Issuing Bank and Swingline Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of and to extend term loans to Borrower, and Issuing Bank has agreed to establish a letter of credit subfacility in favor of Borrower;

WHEREAS, each of the Guarantors is a direct or indirect wholly owned Subsidiary of Borrower and will derive substantial benefit from the making of Loans by the Lenders to Borrower and the issuance of Letters of Credit by the Issuing Bank for the benefit of Borrower; and

WHEREAS, it is a condition precedent to the obligations of Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders under the Credit Agreement that each Guarantor execute and deliver to Administrative Agent this Agreement, and each Guarantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in order to induce Lenders to extend the Loans, the Issuing Bank to issue Letters of Credit and to make the financial accommodations as provided for in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; and (iii) the due and punctual payment and performance of all obligations of Borrower, monetary or otherwise, under any Hedging Transaction relating to the Obligations entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Transaction was entered into (all the monetary and other obligations referred to in the preceding clauses (i) through (iii) being collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

Section 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or requirement of payment from the other Loan Parties of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of Administrative Agent or any Lender.

Section 3. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Administrative Agent or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of Administrative Agent or any Lender in favor of Borrower or any other Person.

Section 4. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

Section 5. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Borrower or any other Guarantor or guarantor, as the case may be, or any security.

Section 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to Administrative Agent, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of Administrative Agent and the Lenders and shall forthwith be paid to Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of other Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 8. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6),

Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Lender under this Agreement, Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 9. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6) that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold to satisfy a claim of any Lender and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by Borrower as provided in Section 8, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 to the extent of such payment.

Section 10. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 8 and Section 9 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

Section 11. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of Borrower) contained in the Credit Agreement are true and correct.

Section 12. Termination. The guarantees made hereunder (i) shall terminate when all the Guaranteed Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of Borrower, any Guarantor or otherwise. In connection with the foregoing, Administrative Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

Section 13. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to Borrower and any Guarantor, respectively, when a counterpart hereof executed on behalf of Borrower or such Guarantor, as the case may be, shall have been delivered to Administrative Agent, and a counterpart hereof shall have been executed and delivered on behalf of Administrative Agent, and thereafter shall be binding upon Borrower, such Guarantor and Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, such Guarantor, Administrative Agent and the Lenders, and their respective successors and assigns, except that no Borrower or Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 14. Waivers; Amendment.

(a) No failure or delay of Administrative Agent of any kind in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and of Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates, Borrower and Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

Section 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

Section 16. Severability. Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17. Counterparts; Integration. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 13), and shall become effective as provided in Section 13. Delivery of an executed signature page to this Agreement by facsimile or other electronically scanned transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties thereto regarding the subject matters thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matter.

Section 18. Rules of Interpretation; Headings. The rules of interpretation specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement. Section and other headings herein are included for ease of reference only, and shall not have any substantive effect.

Section 19. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. Sections 10.5 and 10.6 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof, and are applicable to the parties hereto.

Section 20. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary (excluding any Foreign Subsidiary other than those Foreign Subsidiaries with respect to which Borrower has made a Foreign Loan Party Election in accordance with the Credit Agreement) that was not in existence or owned by a Borrower on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary (excluding any Foreign Subsidiary other than those Foreign Subsidiaries with respect to which Borrower has made a Foreign Loan Party Election in accordance with the Credit Agreement) of Borrower. Upon execution and delivery after the date hereof by Administrative Agent and such Subsidiary of an instrument substantially in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 21 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 22. Savings Clause.

(a) It is the intent of each Guarantor and Administrative Agent that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i) in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to Administrative Agent or the Lenders) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Administrative Agent or the Lenders) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Administrative Agent or the Lenders) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b) The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to Administrative Agent or the Lenders) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 22(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the

Guaranteed Obligations (or any other obligations of such Guarantor to Administrative Agent or the Lenders), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c) This Section 22 is intended solely to preserve the rights of Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 22 as against Administrative Agent or the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXACTECH, INC., a Florida corporation

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

ALTIVA, LLC, a Delaware limited liability company

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

BRIGHTON PARTNERS, LLC, a Florida limited liability company

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

EXACTECH INTERNATIONAL, LLC, a Florida limited liability company

By:	/S/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

Subsidiary Guaranty Agreement

SUNTRUST BANK, as Administrative Agent

By:	/S/ Robert Ditts
Name:	Robert Ditts
Title:	First Vice President

Subsidiary Guaranty Agreement

SCHEDULE I TO THE

SUBSIDIARY GUARANTY AGREEMENT

Guarantor	Address
Altiva, LLC	2320 NW 66th Court Gainesville, Florida 32653
Brighton Partners, LLC	2320 NW 66th Court Gainesville, Florida 32653
Exactech International, LLC	2320 NW 66th Court Gainesville, Florida 32653

ANNEX 1

to

SUBSIDIARY GUARANTY AGREEMENT

SUPPLEMENT NO.      (this “Supplement”), dated as of                     , to the Subsidiary Guaranty Agreement, dated as of February 24, 2012 (the “Guaranty Agreement”), among EXACTECH, INC., a Florida corporation (“Borrower”), each of the subsidiaries of Borrower listed on Schedule I thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) and SUNTRUST BANK, as administrative agent (“Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Revolving Credit and Term Loan Agreement , dated as of February 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent, issuing bank (in such capacity, the “Issuing Bank”) and Swingline Lender.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement (or, if not defined therein, then as defined in the Credit Agreement).

The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary (excluding any Foreign Subsidiary other than those Foreign Subsidiaries with respect to which Borrower has made a Foreign Loan Party Election in accordance with the Credit Agreement) that was not in existence or not a Guarantor on the date of the Credit Agreement is required to enter into the Guaranty Agreement as a Guarantor upon becoming a Subsidiary (excluding any Foreign Subsidiary other than those Foreign Subsidiaries with respect to which Borrower has made a Foreign Loan Party Election in accordance with the Credit Agreement). Section 21 of the Guaranty Agreement provides that additional Subsidiaries (excluding any Foreign Subsidiary other than those Foreign Subsidiaries with respect to which Borrower has made a Foreign Loan Party Election in accordance with the Credit Agreement) of Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Subsidiary of Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, Administrative Agent and the New Guarantor agree as follows:

Joinder. In accordance with Section 20 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby (i) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (except to the extent that any such representation and warranty is as of an earlier date). Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

Representations and Warranties. The New Guarantor represents and warrants to Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and that each of this Supplement and the Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Binding Effect. This Supplement shall become effective when it shall have been executed by the New Guarantor and thereafter shall be binding upon the New Guarantor and shall inure to the benefit of Administrative Agent and the Lenders. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Guaranty Agreement. The New Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Supplement.

Notices to New Guarantor. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to Borrower.

Headings. Headings herein are included for ease of reference only, and shall not have any substantive effect.

(Signatures on following page)

IN WITNESS WHEREOF, the New Guarantor and Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

SUNTRUST BANK, as Administrative Agent

By:
Name:
Title: